EXHIBIT 10.2



             UNDERWRITING AGREEMENT

             United Austar, Inc.

             Austar United Communications Limited

             ABN 88 087 695 707

             and

             United Australia Holdings, Inc.








             Freehills

             MLC Centre Martin Place Sydney NSW 2000 Australia
             Telephone 61 2 9225 5000 Facsimile 61 2 9322 4000
             www.freehills.com.au  DX361 Sydney

             SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY Correspondent Offices JAKARTA KUALA LUMPUR SINGAPORE

             Liability limited by the Solicitors' Limitation of Liability Scheme approved under the Professional Standards Act 1994 (NSW)

             Reference LP:KL

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Table of contents

Clause                                                                      Page

1        Definitions and interpretation                                        1
         1.1      Definitions                                                  1
         1.2      Interpretation                                               3

2        Conditions precedent                                                  4
         2.1      Conditions precedent                                         4
         2.2      Satisfaction of conditions                                   5
         2.3      Waiver                                                       5
         2.4      Termination of agreement                                     5

3        Appointment of Underwriters                                           5
         3.1      Appointment                                                  5
         3.2      Subunderwriting                                              5

4        Applications and allotment                                            5
         4.1      Offer of Underwritten Shares                                 5
         4.2      Allotment of Underwritten Shares                             6
         4.3      Notification to Underwriter                                  6
         4.4      Foreign holders                                              6

5        Shortfall                                                             6
         5.1      Calculation of Shortfall                                     6
         5.2      Notice of Shortfall and Certificate                          6
         5.3      Applications for Shortfall                                   6
         5.4      Allotment of Shares                                          6

6        Cessation of Underwriter's liability                                  7

7        Irrevocable authority                                                 7

8        Payments                                                              7
         8.1      Expenses                                                     7
         8.2      Goods and Services Tax                                       7

9        Representations and warranties                                        8
         9.1      Representations and warranties by the parties                8
         9.2      Representations and warranties by AUN                        8
         9.3      Survival of representations and warranties                   9

10       Obligations                                                           9
         10.1     Compliance                                                   9
         10.2     Prospectus                                                   9
         10.3     Supplementary or replacement documents                      10
         10.4     Examination and enquiries of the Underwriter                10
         10.5     Obligation of Underwriter                                   10
         10.6     Obligation of United Australia                              10

11       Events of Termination                                                11
         11.1     Events of Termination                                       11
         11.2     Occurrence of an Event of Termination                       13
         11.3     Termination in relation to United Australia                 13
         11.4     Underwriter's knowledge                                     13

12       Indemnity                                                            13
         12.1     Indemnity                                                   13
         12.2     Limitation on indemnity                                     14
         12.3     Survival of indemnity                                       14


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         12.4     Underwriter's obligation to notify                          14
         12.5     Indemnified Party's obligation to assist                    15
         12.6     AUN's obligation                                            15
         12.7     Consent to be named does not affect liability               15

13       Confidentiality                                                      16
         13.1     Confidentiality                                             16
         13.2     Announcements                                               16

14       General                                                              16
         14.1     Notices                                                     16
         14.2     Governing law and jurisdiction                              17
         14.3     Enforceability, prohibition and severance                   17
         14.4     Waivers                                                     17
         14.5     Variation                                                   18
         14.6     Cumulative rights                                           18
         14.7     Counterparts                                                18

Schedule  1 - Certificate                                                     20

Annexure A - Timetable

Annexure B - Prospectus



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This Underwriting Agreement

          is made on 23 March 2001 between the following parties:

          1.   United Austar, Inc.
               of Suite 1300,
               4643 South Ulster Street, Denver, CO 80237
               UNITED STATES OF AMERICA
               (Underwriter)

          2.   Austar United Communications Limited
               ABN 88 087 695 707
               of Level 29, AAP Centre
               259 George Street, Sydney, NSW 2000
               AUSTRALIA
               (AUN)

          3.   United Australia Holdings, Inc.
               of Suite 1300,
               4643 South Ulster Street, Denver, CO 80237
               UNITED STATES OF AMERICA
               (United Australia)

Recitals

          A. AUN proposes to make a rights issue on the terms of the Prospectus to its existing Shareholders on the basis that each Shareholder will be entitled to subscribe for 3 Shares for each 7 existing Shares held at an issue price of $0.95 per Share.

          B. AUN seeks an underwriting of Underwritten Shares being offered under the Issue.

          C. In consideration for, among other things, AUN granting the indemnity to the Underwriter and its Related Corporations, the Underwriter has agreed to underwrite the Issue, and United Australia has agreed to perform its obligations, on the terms and conditions in this agreement.

The parties agree

          in consideration of, among other things, the mutual promises contained in this agreement:

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1    Definitions and interpretation

     1.1  Definitions

          In this agreement:

          ALLOTMENT DATE means the allotment date shown in the Timetable, or any earlier time and date agreed by AUN and the Underwriter in writing;

          APPLICATION means a duly completed and executed application for Shares in the form of the application attached to the Prospectus;

          APPLICATION MONEY means the amount which must accompany an Application in cash or by cheque (other than a cheque which is not honoured within 5 Business Days after presentation or 3 Business Days after the Closing Date, whichever occurs first) being the issue price of $0.95 multiplied by the number of Shares subscribed for;

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          ASIC means the Australian Securities and Investments Commission;

          ASX means Australian Stock Exchange Limited;

          BUSINESS DAY means a 'Business day' as defined in the Listing Rules;

          CERTIFICATE means a Certificate in the form set out in schedule 1 duly executed by AUN;

          CLOSING DATE means the closing date for Applications shown in the Timetable, being in respect of offers under the Prospectus the day specified in the Prospectus or any other time and date agreed by AUN and the Underwriter in writing;

          DUE DILIGENCE COMMITTEE means the committee appointed by the board of directors of AUN to conduct the Due Diligence Program;

          DUE DILIGENCE PLANNING MEMORANDUM means the memorandum outlining the Due Diligence Program to be implemented and supervised by the Due Diligence Committee;

          DUE DILIGENCE PROGRAM means the commercial, accounting and legal investigations of the assets, liabilities, financial position, profits and losses, and affairs of AUN (including future business plans and prospects), and the verification of all material statements in the Prospectus, conducted in the period up to allotment of Shares;

          EVENT OF TERMINATION means any event specified in clause 11.1;

          GOVERNMENTAL   AGENCY  means  any  government  or  any   governmental,
          semi-governmental,    administrative,   fiscal   or   judicial   body,
          department, commission, authority, tribunal, agency or entity;

          ISSUE means the issue of 214,229,574 Shares, each at an issue price of $0.95 respectively offered under the Prospectus;

          LISTING RULE means the official listing rules and requirements as varied from time to time of the ASX;

          LODGMENT DATE means the date specified in the Timetable for the lodgment of the Prospectus;

          MATERIAL ADVERSE EFFECT means a material reduction in the level or likely level of Applications for the Issue;

          MATERIAL SUBSIDIARY means each of the following:

          (a)  Austar United Broadband Pty Limited ACN 089 048 439;

          (b)  Austar Entertainment Pty Limited ACN 068 104 530;

          (c)  CTV Pty Limited ACN 064 416 128;

          (d)  STV Pty Limited ACN 065 312 450;

          (e)  XYZ Entertainment Pty Limited ACN 066 812 119; and

          (f)  Telstra Saturn Limited;

          NOTICE CLOSING DATE means the date which is 5 Business Days after the Closing Date;

          PROSPECTUS means a Prospectus to be lodged with ASIC in relation to the Issue substantially in the form of annexure B, subject to any amendments approved by the Underwriter (such approval not to be unreasonably withheld or delayed);

          RELATED CORPORATION means a `related body corporate' as that expression is defined in the Corporations Law and includes a body corporate which is at any time after the date of this agreement a `related body corporate' but ceases to be a `related body corporate' because of an amendment, consolidation or replacement of the Corporations Law;


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          SHAREHOLDERS means:

          (a)  holders of Shares with registered addresses in:

               (1)  Australia;

               (2)  New Zealand;

               (3)  Saskatchewan Canada; or

               (4)  Hong Kong; and

          (b) holders of Shares with registered addresses in the United States which are institutional `accredited investors' within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended;

          SHARES means fully paid ordinary shares in the capital of AUN;

          SHORTFALL means the difference between:

          (a)  the Underwritten Shares; and

          (b) the number of Shares offered under the Issue for which valid Applications and correct Application Money have been received (other than those AUN offers to the Underwriter under the Issue in the Underwriter's capacity as a Shareholder), calculated no later than 3 Business Days after the Closing Date;

          SHORTFALL APPLICATION DATE means the date which is 7 Business Days after the Notice Closing Date;

          SUBSIDIARY  means a subsidiary as defined in the  Corporations Law but
          in  the  case  of  the  Underwriter   does  not  include  AUN  or  its
          Subsidiaries;

          TIMETABLE means the timetable for the Issue contained in annexure A or varied by AUN with the approval of the Underwriter (such approval not to be unreasonably withheld or delayed, except in relation to the delay of an event by more than 5 Business Days in total, which the Underwriter may decline to approve in its discretion);

          UNDERWRITTEN SHARES means all of the Shares the subject of the Issue other than:

          (a) those AUN offers to the Underwriter under the Issue in the Underwriter's capacity as a Shareholder; and

          (b) those AUN offers to United Australia under the Issue in United Australia's capacity as a Shareholder.

1.2  Interpretation

     In this agreement, unless the context otherwise requires:

     (a) headings are for convenience only and do not affect the interpretation of this agreement;

     (b)  words importing the singular include the plural and vice versa;

     (c)  words importing a gender include any gender;

     (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

     (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

     (f) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

     (g) a reference to a clause, party, annexure, exhibit or schedule is, unless otherwise specified, a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

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     (h)  a  reference  to a statute,  regulation,  proclamation,  ordinance  or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

     (i) a reference to a document includes all amendments or supplements to, or replacements or novations, of that document;

     (j) a reference to a party to a document includes that party's successors and permitted assigns;

     (k) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day;

     (l) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

     (m) a reference to an agreement other than this agreement includes any undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

     (n) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

     (o) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

     (p) a reference to any act of AUN includes an act performed in general meeting or on AUN's behalf by its directors, officers, employees, share registrars, accountants, solicitors, or agents;

     (q)  a  reference  to  a  body,  other  than  a  party  to  this  agreement
          (including,   without   limitation,   an  institute,   association  or
          authority), whether statutory or not:

          (1)  which ceases to exist; or

          (2)  whose powers or functions are transferred to another body,

          is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

     (r) a reference to currency is a reference to the lawful currency of the Commonwealth of Australia.

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2    Conditions precedent

     2.1  Conditions precedent

          The obligations of the Underwriter under clause 5 are conditional upon:

          (a) AUN issuing the Prospectus to all Shareholders by the time specified in the Timetable after lodging it with ASIC by the Lodgment Date;

          (b) the Shares offered under the Issue being granted official quotation by the ASX before the Closing Date, which approval may be conditional only upon the issue of those Shares and other conditions usually imposed by the ASX;

          (c)  AUN delivering to the Underwriter a Certificate both:

               (1) 2 Business Days before the Prospectus is sent to all members of AUN; and

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               (2)  after the  Closing  Date but  before  5.00pm  on the  Notice
                    Closing Date; and

          (d)  the Treasurer of the Commonwealth of Australia:

               (1) consenting unconditionally to, or stating before the Closing Date that he or she has no objection under the Commonwealth Government's foreign investment policy to, the issue of the Underwritten Shares to the Underwriter or its Subsidiary; or

               (2) ceasing to be entitled to make an order under the Foreign Acquisitions and Takeovers Act 1975 in respect of that acquisition.

     2.2  Satisfaction of conditions

          AUN must use its best endeavours to satisfy the conditions precedent in clause 2.1. The Underwriter must use its best endeavours to satisfy the condition precedent in clause 2.1(d). AUN must promptly notify the Underwriter when it has satisfied the conditions precedent in clause 2.1.

     2.3  Waiver

          The Underwriter alone may waive any or all of the conditions precedent in clause 2.1.

     2.4  Termination of agreement

          If any condition in clause 2.1 has not been satisfied or waived by the time specified in that condition (or, if no time is specified, by the Closing Date) the Underwriter may by notice to AUN terminate its obligations under this agreement. In that case AUN has no claim against the Underwriter arising under this agreement or in respect of its termination. The Underwriter's rights survive such a termination.

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3    Appointment of Underwriters

     3.1  Appointment

          AUN appoints the Underwriter to underwrite the subscription of the Underwritten Shares and the Underwriter accepts the appointment on the conditions and for the consideration set out in this agreement.

     3.2  Subunderwriting

          The Underwriter may appoint sub-underwriters for the subscription of some or all of the Underwritten Shares.

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4    Applications and allotment

     4.1  Offer of Underwritten Shares

          AUN must offer the Underwritten Shares for subscription in accordance with the Timetable, the Prospectus, the constitution of AUN and any applicable statute.

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     4.2  Allotment of Underwritten Shares

          (a) AUN must allot the Underwritten Shares for which an Application and the correct Application Money have been received under the Prospectus by the Allotment Date.

          (b) The allotment must be in accordance with the Prospectus, the constitution of AUN and any applicable statute.

     4.3  Notification to Underwriter

          AUN must, when requested, give the Underwriter written notice of:

          (a)  the number of Applications received by AUN;

          (b)  the identity of the applicants; and

          (c)  the number of Shares applied for by each applicant and in total.

     4.4  Foreign holders

          AUN must follow the procedure under section 615 of the Corporations Law in relation to the Issue, and ensure that the terms of the Issue require that procedure to be followed in relation to holders of Shares other than the Shareholders.

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5    Shortfall

     5.1  Calculation of Shortfall

          AUN must calculate the Shortfall. All Applications received by AUN before 5.00pm on the Closing Date and for 2 Business Days after the Closing Date must be taken into account in calculating the Shortfall whether or not AUN makes allotments in respect of those Applications.

     5.2  Notice of Shortfall and Certificate

          If there is a Shortfall then, after the Closing Date but before 5.00pm on the Notice Closing Date (or such later date as the Underwriter may allow), AUN must give the Underwriter:

          (a) a notice in writing stating the Shortfall and setting out the calculations made by AUN under clause 5.1; and

          (b)  a Certificate dated the same date as the notice.

     5.3  Applications for Shortfall

          On receiving a notice and Certificate under clause 5.2, the Underwriter must lodge or procure the lodgment with AUN a list of applicants, Applications and the appropriate Application Money for all of the Shortfall on or before 5.00pm on the Shortfall Application Date.

     5.4  Allotment of Shares

          AUN must allot Shares in respect of any Applications lodged under clause 5.3 by the Allotment Date.

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6    Cessation of Underwriter's liability

          The liability of the Underwriter under this agreement ceases on the first to occur of the following:

          (a) Applications and correct Application Money having been received for all of the Underwritten Shares;

          (b) the Underwriter lodging one or more Applications and the correct Application Money in accordance with clause 5.3; or

          (c)  the  termination  of this  agreement  under  clause 2.4 or clause
               11.2.

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7    Irrevocable authority

          Subject to clauses 2.4 and 11.2, this agreement is irrevocable on the part of the Underwriter. If the Underwriter fails to discharge its obligation under clause 5.3, this agreement constitutes an authority for AUN to sign or authorise any other person to sign an application in the name and on behalf of the Underwriter for all or any of the Shortfall and to allot the Shortfall to the Underwriter. The Underwriter must pay, on demand from AUN, the Application Money for the amount of the Shortfall AUN allots to the Underwriter under this clause 7.

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8    Payments

     8.1  Expenses

          (a) AUN acknowledges that it must pay the expenses of the Issue in relation to the costs of preparing and lodging the Prospectus, the printing, advertising and postage costs associated with the Prospectus, and the costs of AUN's advisers in connection with the Prospectus and the Issue.

          (b) AUN must reimburse the Underwriter for the cost of its advisers and its other reasonable expenses in connection with this agreement, the underwriting, the Prospectus and the Issue.

     8.2  Goods and Services Tax

          If goods and services tax or any similar tax (GST) is payable as a consequence of any supply made or deemed to be made or other matter or thing done under or in connection with this agreement by the Underwriter, AUN must pay to the Underwriter on demand, as consideration in addition to the consideration provided for elsewhere in the agreement, an amount calculated by multiplying the amount of the consideration provided for elsewhere in the agreement by the applicable rate of GST. To the extent that GST is not calculated on the amount of the consideration provided for elsewhere in the agreement, AUN must pay to the Underwriter an amount that is sufficient to ensure that the economic benefit to the Underwriter of this agreement remains the same whether GST applies or not. The Underwriter will provide to AUN a tax invoice.

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9    Representations and warranties

     9.1  Representations and warranties by the parties

          Each party represents and warrants to the other that:

          (a) registration: it is a corporation as that expression is defined in the Corporations Law having limited liability, registered (or taken to be registered) and validly existing under the laws of the place of its incorporation;

          (b) authority: it has full power and authority to enter into and perform its obligations under this agreement in accordance with its terms;

          (c) authorisations: subject to satisfaction of conditions in clause 2.1, it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms

          (d) binding obligations: subject to satisfaction of conditions in clause 2.1, this agreement constitutes its legal, valid and binding obligations and, subject to any necessary stamping and registration, is enforceable in accordance with its terms;

          (e) transaction permitted: subject to satisfaction of conditions in clause 2.1, the execution, delivery and performance by it of this agreement does not and will not violate, breach or result in a contravention of:

               (1)  any  law,  regulation,   authorisation,   ruling,   consent,
                    judgment, order or decree of any Government Agency;

               (2)  its constitution or any other of its constituent documents;

               (3) any encumbrance or document which is binding upon it or any Subsidiary or any asset of it or any such Subsidiary; or

               (4)  the Listing Rules,

               and do not and will not result in:

               (5) the creation or imposition of any encumbrance or restriction or any nature on any asset of it or any of its Subsidiaries; or

               (6) the acceleration of the date of payment of any obligation existing under any encumbrance or document which is binding upon it or any Subsidiary or any asset of it or any such Subsidiary.

     9.2  Representations and warranties by AUN

          AUN represents and warrants, other than as previously disclosed in writing to the Underwriter, that:

          (a)  no default or breach:

               (1) neither it nor any of its Subsidiaries is in breach in any material respect under any material agreement binding on it or any of its Subsidiaries;

               (2) nothing has occurred which is, or with the giving of notice, lapse of time, satisfaction of some other condition, or any combination of the above, constitutes an event (whatever called) which causes or enables the acceleration of any payment to be made under, or the enforcement, termination or rescission of, any material agreement binding on it or any of its Subsidiaries:

          (b)  no   litigation:   no   litigation,   arbitration,   dispute   or
               administrative  proceeding has been  commenced,  is pending or to

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               its knowledge  threatened,  by or before any Governmental Agency, and no judgment or award has been given, made or is pending, by or before any Governmental Agency, which:

               (1)  in any way questions its power or authority to enter into or
                    perform  its   obligations   under  this  agreement  or  the
                    Prospectus; or

               (2)  in  the  Underwriter's   reasonable  opinion  would  have  a
                    Material Adverse Effect;

          (c) Prospectus: on lodgment with the ASIC, the Prospectus will comply with the Corporations Law and the Listing Rules;

          (d)  due  diligence:  the Due  Diligence  Program has been and will be
               conducted  in  accordance   with  the  Due   Diligence   Planning
               Memorandum prepared for that process;

          (e) information disclosed: to the best of AUN's knowledge and belief, all information that has a Material Adverse Effect has been disclosed to the Underwriter.

     9.3  Survival of representations and warranties

          The representations and warranties contained in clauses 9.1 and 9.2 survive completion of this agreement.

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10   Obligations

     10.1 Compliance

          In respect of the Issue, AUN must:

          (a) take all reasonable precautions to ensure that the Timetable complies with the Listing Rules;

          (b)  conduct  the  Issue  in  accordance   with  the  Timetable,   the
               Prospectus, the Listing Rules and the Corporations Law;

          (c)  fully  and   punctually   perform  its   obligations   under  the
               Prospectus;

          (d) comply with and observe all statutes and lawful requirements other than a requirement of the ASX which is waived in writing by the ASX or a requirement of the Corporations Law that ASIC modifies under section 741 of the Corporations Law; and

          (e) inform the Underwriter of any Event of Termination, breach or default under this agreement immediately in writing.

     10.2 Prospectus

          In respect of the Issue, AUN must ensure that:

          (a) the Prospectus is in the form of annexure B, with any amendments that are approved by the Underwriter, such approval not to be unreasonably withheld or delayed;

          (b) the Prospectus is issued by AUN to Shareholders after it has been lodged with ASIC;

          (c) copies of the Prospectus are made available to the Underwriter as soon as possible after the Prospectus is lodged with ASIC; and

          (d) the Prospectus complies with the requirements of the Corporations Law, the constitution of AUN and the requirements of the ASX.

     10.3 Supplementary or replacement documents

          Without prejudice to any right of the Underwriter to terminate this agreement, if, before the Underwritten Shares are allotted or issued under the Prospectus, AUN becomes aware of:

          (a) a new circumstance that has arisen since the Prospectus was lodged that would have been required to be disclosed under the Corporations Law had it arisen before the Prospectus was lodged and that is materially adverse from a potential investor's point of view; or

          (b)  a misleading or deceptive statement in the Prospectus; or

          (c) an omission from the Prospectus of information required to be disclosed under the Corporations Law,

          then AUN must:

          (d) inform the Underwriter of the change, information or deficiency immediately; and

          (e) promptly lodge a supplementary document or a replacement document in accordance with AUN's obligations under the Corporations Law in a form approved by the Underwriter, such approval not to be unreasonably withheld.

     10.4 Examination and enquiries of the Underwriter

          (a) Without limiting any other provision of this agreement but subject to clause 10.4(b), the Underwriter is itself, or by its authorised agents, entitled to make any examination and enquiry of or concerning the business, assets, liabilities, books and accounts of AUN or any of its Subsidiaries as the Underwriter, in its absolute discretion requires during the term of this agreement.

          (b) Under clause 10.4(a), the Underwriter may only request information and documents relevant to the Prospectus or the Issue or to the Underwriter's risks, liabilities or duties in respect of the Issue or under this agreement.

          (c) AUN must promptly provide all information and documents requested by the Underwriter or its authorised representative.

     10.5 Obligation of Underwriter

          The Underwriter agrees to apply for its full entitlement of Shares as a Shareholder under the Issue.

     10.6 Obligation of United Australia

          United Australia agrees to apply for its full entitlement of Shares as a Shareholder under the Issue.

--------------------------------------------------------------------------------

11   Events of Termination

     11.1 Events of Termination

          (a) It is an Event of Termination if any of the following events occurs on or before the Closing Date in the case of the event described in paragraph (1) and otherwise on or before the Shortfall Application Date:

               (1) fall in index: the All Ordinaries Index of ASX is, at the close of trading on at least 3 consecutive Business Days, at a level which is 15% or more below the level at the close of trading on the ASX on the Business Day immediately preceding the date of this agreement;

               (2) statement of ASX: the ASX makes a statement to any person that official quotation of the Shares offered under the Issue will not be granted; or

               (3) indictable offence: a director of AUN or any of its Subsidiaries is charged with an indictable offence relating to a financial or corporate matter.

          (b) It is an Event of Termination if any of the following events occurs on or before the Shortfall Application Date, and the Underwriter determines reasonably in good faith that the event has or would have a Material Adverse Effect:

               (1)  change in laws: any of the following occurs :

                    (A) the introduction of legislation into the Parliament of the Commonwealth of Australia or of any State or Territory of Australia; or

                    (B) the public announcement of prospective legislation or policy by the Commonwealth, or any State or Territory Government :

                    (C) the adoption by ASIC, its delegates or the Reserve Bank of Australia of any regulations or policy;

               (2) failure to comply: AUN or any Material Subsidiary fails to comply with any of the following:

                    (A)  a provision of its constitution;

                    (B)  any statute;

                    (C) a requirement, order or request, made by or on behalf of ASIC or any Governmental Agency; or

                    (D)  any material agreement entered into by it;

               (3) capital structure: AUN or any of its Subsidiaries alters its capital structure other than as contemplated by or referred to in the Prospectus without the prior written consent of the Underwriter (such consent not to be unreasonably withheld or delayed);

               (4) constitution: the constitution of AUN is amended without the prior written consent of the Underwriter (such consent not to be unreasonably withheld or delayed);

               (5) financial assistance: AUN or any of its Subsidiaries passes, becomes obliged to pass or takes any steps to pass a resolution under section 260B of the Corporations Law, without the prior written consent of the Underwriter (such consent not to be unreasonably withheld or delayed);

               (6) ceasing business: AUN or any Material Subsidiary ceases or threatens to cease to carry on business, or suspends payments generally;

               (7) winding up: a application or order is made for the winding up or dissolution of AUN or any Material Subsidiary or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of AUN or any Material Subsidiary otherwise than for the purpose of an amalgamation or reconstruction which has the Underwriter's prior written consent (such consent not to be unreasonably withheld or delayed);

               (8) receiver: a receiver, receiver and manager, trustee, administrator or similar official is appointed, or steps taken for such appointment, over any of the assets or undertaking of AUN or any Material Subsidiary;

               (9) arrangements: AUN or any Material Subsidiary enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them otherwise than for the purpose of an amalgamation or reconstruction that has the Underwriter's prior written consent (such consent not to be unreasonably withheld or delayed);

               (10) insolvency: AUN or any Material Subsidiary becomes unable to pay its debts when they are due or is or becomes unable to pay its debts within the meaning of the Corporations Law or is presumed to be insolvent under the Corporations Law;

               (11) Prospectus:

                    (A) any statement in the Prospectus becomes false or misleading;

                    (B) the Prospectus does not comply with section 713 of the Corporations Law;

                    (C) any person gives a notice under section 730 of the Corporations Law in relation to the Prospectus;

                    (D) ASIC gives notice of intention to hold a hearing in relation to the Prospectus under section 739(2) of the Corporations Law or makes an interim order under section 739(3) of the Corporations Law;

                    (E)  any  person  who   consented  to  being  named  in  the
                         Prospectus (other than the Underwriter) withdraws that consent;

                    (F)  an  application  is made by the ASIC for an order under section 1324B of the Corporations Law in relation to the Prospectus;

               (12) supplementary  or replacement  document:  before the Closing
                    Date the Underwriter forms the reasonable view that a supplementary document or replacement document must be lodged with the ASIC under section 719 of the Corporations Law and AUN does not lodge a supplementary document or a replacement document in the form and content and within the time reasonably required by the Underwriter;

               (13) information  supplied:  any material information supplied by
                    AUN or any of its Subsidiaries or on its behalf to the Underwriter in respect of the Issue is or becomes false or misleading in a material respect;

               (14) due diligence: there is a material omission from the results of the Due Diligence Program or the results of the Due Diligence Program are false or misleading in a material respect;

               (15) hostilities: there is an outbreak of hostilities (whether or not war is declared) involving Australia;

               (16) breach:  AUN fails to perform or observe any of its material obligations under this agreement and that failure is not remedied to the satisfaction of the Underwriter prior to the Notice Closing Date;

               (17) misrepresentation:  a material  representation  or  warranty made or given or deemed to have been made or given by AUN under this agreement proves to be, or have been, or becomes untrue or incorrect in any material respect.

               (18) adverse  change:  any other change occurs in the management, financial position, results of operations or prospects of AUN or any of its Subsidiaries.

     11.2 Occurrence of an Event of Termination

          If an Event of Termination occurs, the Underwriter may terminate its obligations under this agreement by giving written notice to AUN on or before the Shortfall Application Date which sets out:

          (a)  the Event of Termination;

          (b) in relation to events in clause 11.1(b) -- that the Underwriter has determined reasonably and in good faith that it is likely to have a Material Adverse Effect; and

          (c)  a statement that the agreement is terminated.

          The Underwriter's rights survive such a termination.

     11.3 Termination in relation to United Australia

          If the Underwriter terminates this agreement, United Australia's obligations under this agreement automatically terminate. United Australia's rights survive such a termination.

     11.4 Underwriter's knowledge

          Notwithstanding any other provision of this clause 11, the Underwriter may not exercise any rights under this clause 11 in reliance on the occurrence of one of the events specified in clause 11.1 where, at the date of this agreement, an Underwriter's representative on the Due Diligence Committee had knowledge that the event had already occurred or would occur in the future.

--------------------------------------------------------------------------------

12   Indemnity

     12.1 Indemnity

          AUN must indemnify and hold harmless the Underwriter, its Related Corporations (other than AUN and its Subsidiaries) and their respective officers, employees, agents and advisers (Indemnified Parties) and must keep them indemnified from and against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment (Losses) including, Losses arising by reason of negligence of any person, which any Indemnified Party pays, suffers, incurs or is liable for in connection with the appointment of the Underwriter pursuant to this agreement including without limitation:

          (a)  the Issue and any conduct in relation to it;

          (b)  the Prospectus or any omission from it;

          (c)  this agreement;

          (d)  reliance by the Indemnified Party on information supplied by AUN;

          (e) an announcement, advertisement or publicity made or distributed by or on behalf of AUN in relation to the Issue; or

          (f) any investigation, enquiry, or hearing by ASIC or the ASX in relation to the Issue,

          including, but not limited to, in respect of the above, any legal costs and expenses on a full indemnity basis and any professional consultant's fees, and all expenses in connection with the investigation of, preparation for or defence of any pending or threatened claim, action or proceeding arising therefrom whether or not such Indemnified Party is a party. The Underwriter is hereby contracting for the benefit of each of the Indemnified Parties.

     12.2 Limitation on indemnity

          The indemnity in clause 12.1 does not extend to and is not an indemnity against;

          (a) any penalty or fine which the Indemnified Party is required to pay for any contravention of the Corporations Law;

          (b) any other amount in respect of which the indemnity in clause 12.1 would be illegal, void or unenforceable;

          (c) any announcement, advertisement or publicity made or distributed by the Indemnified Party without the approval of AUN in relation to the Issue or the Prospectus;

          (d) any liability of the Underwriter to subscribe for the Shortfall under this agreement;

          (e) any action, demand, claim, suit or proceeding arising out of fraud, bad faith, wilful misconduct or default, recklessness or negligence on the part of an Indemnified Party;

          (f) any income or withholding tax payable by the Underwriter on any amount paid or payable to it pursuant to this agreement.

     12.3 Survival of indemnity

          The indemnity in clause 12.1 survives completion and termination of this agreement.

     12.4 Underwriter's obligation to notify

          (a) If the Underwriter becomes aware of any matter for which an Indemnified Party may make a claim for indemnity, it must notify AUN in writing of the substance of that matter or thing, giving such details as it is practicable to give, as soon as reasonably practicable and in any event, within 5 Business Days of becoming aware of the matter.

          (b) If the Underwriter fails to notify AUN under clause 12.4(a), AUN's obligation to indemnify the Indemnified Party under clause
               12.1 is unaffected unless an Underwriter's failure to notify under clause 12.4(a) directly results in:

               (1)  a complete defence no longer being available to AUN; or

               (2) an increase in the amount payable by AUN under the indemnity in clause 12.1, in which case AUN will only be liable to indemnify the Indemnified Party for the amount that would have been payable if such Underwriter had given notice pursuant to clause 12.4(a).

     12.5 Indemnified Party's obligation to assist

          (a) Subject to clause 12.6, AUN is entitled to defend or to institute legal or other proceedings in the name of the Indemnified Party conducted under the management and control of AUN but with reasonable consultation with the Indemnified Party.

          (b)  Subject to clause 12.6, the Indemnified Party, must:

               (1) do anything that AUN requests to avoid, dispute, resist, appeal, compromise or defend any action, demand, claim, suit, proceeding or other thing, or any adjudication in respect of such item;

               (2)  not  settle  any  such  action,   demand,   claim,  suit  or
                    proceeding without the prior written consent of AUN, which must not be unreasonably withheld;

               (3) assist and co-operate with AUN in the conduct of any legal or other proceedings, including, without limitation, give AUN any documents in its possession and sign all documents, authorities and directions which AUN may reasonably require for the prosecution or advancement of any legal or other proceeding; and

               (4) do anything reasonably necessary or desirable to ensure that AUN is subrogated to and enjoys the benefit of the rights of the Indemnified Party in relation to any cross-claims and to give AUN all assistance it reasonably requests for this reason.

     12.6 AUN's obligation

          (a)  The Indemnified Party is under no obligation under clause 12.4 or
               12.5 unless at the time AUN requests the Indemnified Party to take any action, AUN agrees to indemnify the Indemnified Party against all costs, expenses and charges incurred by or awarded against the Indemnified Party in taking the action required, as and when they fall due including legal costs and disbursements on a full indemnity basis.

          (b) AUN must not settle, compromise or consent to the entry of any judgment in relation to any legal or other proceedings against any Indemnified Party unless either:

               (1) the Underwriter gives prior written consent (which must not be unreasonably withheld or delayed); or

               (2) such settlement, compromise or consent does not include a statement or admission that such Indemnified Party is or was at fault or culpable, failed to act or contravened any applicable law and AUN uses its reasonable endeavours to obtain an unconditional release of each Indemnified Party from all liability arising out of such legal or other proceedings.

     12.7 Consent to be named does not affect liability

          The Underwriter is not liable to AUN for the contents, completeness or accuracy of the Prospectus, even if it consents to be named in the Prospectus or consents to the issue of the Prospectus. A consent or approval given by the Underwriter does not waive or in any way prejudice the rights of any Indemnified Party under this clause 12.

--------------------------------------------------------------------------------

13   Confidentiality

     13.1 Confidentiality

          (a)  The contents of this agreement are confidential.

          (b) Despite clause 13.1(a) each party may make any disclosure to the extent required by:

               (1)  any applicable law or Governmental Agency; or

               (2) the ASX or any stock exchange on which its shares, or shares of its parent entity, are listed.

     13.2 Announcements

          AUN and the Underwriter must not announce or publish anything in connection with the Prospectus, including but not limited to:

          (a)  the applications for Shares received; or

          (b)  the progress or results of the issue of the Shares,

          without first advising and consulting with the other party.

--------------------------------------------------------------------------------

14   General

     14.1 Notices

          (a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

               (1) must be in legible writing and in English addressed as shown at the commencement of this agreement/below:

                    (A)  if to the Underwriter:

                         Address:          Suite 1300,
                                           4643 South Ulster Street,
                                           Denver, CO 80237
                                           UNITED STATES OF AMERICA

                         Attention:        Vice President -- Legal

                         Facsimile:        +1 303 220 3117

                    (B)  if to AUN:

                         Address:          Level 29, AAP Centre
                                           259 George Street
                                           Sydney, NSW 2000
                                            AUSTRALIA

                         Attention:        General Counsel

                         Facsimile:        +61 2 9394 9850

                    (C)  if to United Australia:

                         Address:          Suite 1300,
                                           4643 South Ulster Street,
                                           Denver, CO 80237
                                           UNITED STATES OF AMERICA

                         Attention:        Vice President - Legal

                         Facsimile:        +1 303 220 3117

                    or as specified to the sender by any party by notice;

               (2) where the sender is a company, must be signed by an officer of the sender;

               (3) is regarded as being given by the sender and received by the addressee;

                    (A) if by delivery in person, when delivered to the addressee;

                    (B) if by post, 3 Business Days from and including the date of postage; or

                    (C)  if by facsimile  transmission,  when transmitted to the
                         addressee   with  a  transmission   report   confirming
                         successful transmission,

                    but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

               (4) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

          (b) In this clause 14.1 a reference to an addressee includes a reference to an addressee's officers, agents or employees.

     14.2 Governing law and jurisdiction

          (a) This agreement is governed by the laws of the State of New South Wales.

          (b) Each of the parties irrevocably submits to the non exclusive jurisdiction of the courts of the State of New South Wales.

     14.3 Enforceability, prohibition and severance

          (a) Any provision of, or the application of any provision of this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

          (b) Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

     14.4 Waivers

          (a) Waiver of any right arising from a breach of this agreement or of any right, power, authority, discretion or remedy arising upon default under this agreement or upon the occurrence of an Event of Termination must be in writing and signed by the party granting the waiver.

          (b)  This clause 14.4 may not itself be waived except by writing.

          (c) A single or partial exercise of a right by a party does not preclude another exercise or attempted exercise of that right or the exercise of another right.

          (d) Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

     14.5 Variation

          Variation of any term of this agreement must be in writing and signed by the parties.

     14.6 Cumulative rights

          The rights, powers and remedies arising out of or under this agreement are cumulative and additional to any rights, powers and remedies provided in law or equity.

     14.7 Counterparts

          This agreement may be executed in any number of counterparts. All counterparts, taken together, constitute a single agreement. A party may execute this agreement by signing any counterpart.

--------------------------------------------------------------------------------

Executed as an agreement:
Signed by

Austar United Communications Limited

by:

/s/ Justin H. Gardener                                           /s/ T. D. Downing
------------------------------------------------                 --------------------------------------------------
Secretary/Director                                               Director

Justin H. Gardener                                               T. D. Downing
------------------------------------------------                 --------------------------------------------------
Name (please print)                                              Name (please print)



Signed for

United Austar, Inc.

by its authorised representative in

the presence of:

/s/ Rick Westerman                                               /s/ Ellen P. Spangler
------------------------------------------------                 --------------------------------------------------
Witness                                                          Authorised Representative

Rick Westerman                                                   Ellen P. Spangler
------------------------------------------------                 --------------------------------------------------
Name (please print)                                              Name (please print)

                                                                 V.P.
                                                                 --------------------------------------------------
                                                                 Title (please print)


                                                                         Page 18


Signed for

United Australia Holdings, Inc.

by its authorised representative in

the presence of:

/s/ Rick Westerman                                               /s/ Ellen P. Spangler
------------------------------------------------                 --------------------------------------------------
Witness                                                          Authorised Representative

Rick Westerman                                                   Ellen P. Spangler
------------------------------------------------                 --------------------------------------------------
Name (please print)                                              Name (please print)

                                                                 V.P.
                                                                 --------------------------------------------------

                                                                 Title (please print)


--------------------------------------------------------------------------------
Schedule  1 - Certificate

To:               United Austar, Inc.

Attention:        General Counsel



I hereby certify on behalf of Austar United Communications Limited ABN 88 087 695 707 (AUN) that the following statements are true and not misleading:

(a) AUN is not in default under the Underwriting Agreement and has performed all its obligations under clause 10 to the extent that that agreement contemplated such performance to be completed on the date of this Certificate;

(b) the representations and warranties contained in clauses 9.1 and 9.2 are repeated as of the date of this Certificate and there has not been any breach of such representations and warranties from the date of that Underwriting Agreement until the date of this Certificate; and

(c)  none of the Events of Termination has occurred.

For the purposes of this Certificate:

(a) Underwriting Agreement means the underwriting agreement dated on or about 5 May 2000 between AUN and United Austar, Inc.

(b) words and expressions used in this Certificate have the meanings ascribed to them in the Underwriting Agreement.

DATED






/s/ John C. Porter
--------------------
Director
For and on behalf of
Austar United Communications Limited

-----------------------------------------------------------------------------------------------------------
Annexure A - Timetable
Clause 1.1



Description of action required                 Party responsible                Latest date for performance
------------------------------                 -----------------                ---------------------------
Lodgment of Prospectus                         AUN                              23 March 2001

Prospectus sent to shareholders                AUN                              6 April 2001

Closing Date                                                                    2 May 2001

Allotment of New Shares                        AUN                              23 May 2001

Trading of New Shares on
ASX on T+3 basis AUN begins                    AUN                              24 May 2001

--------------------------------------------------------------------------------

Annexure B - Prospectus

Clause 1.1